SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 30, 2000


                             MEDICAL DYNAMICS, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-8632

       Colorado                                                84-0631765
-------------------------------                                ------------
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                                 Identification
                                                               Number)


       99 Inverness Drive East
         Englewood, Colorado                                   80112
----------------------------------------                       --------
(Address of principal executive offices)                       (Zip Code)


               Registrant's telephone number, including area code:

                                 (303) 790-2990


                                 not applicable
                  --------------------------------------------
                  former name or former address, if applicable

Item 5: Other Events

     Medical Dynamics, Inc. (the "Company") is filing herewith its audited financial statements as of September 30, 2000, the Company's fiscal year end together with the report from its independent certified public accountants. These financial statements and the report will also be included in the Company's annual report on From 10-KSB for the year ended September 30, 2000, to be filed in the near future.

Item 7 - Financial Statements and Exhibits

     1. Report of Hein + Associates LLP and financial statements for the year ended September 30, 2000


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MEDICAL DYNAMICS, INC.


                                            By /s/ Van A. Horsley
                                            ---------------------
                                            Van A. Horsley, President

                     Medical Dynamics, Inc. and Subsidiaries

                        Consolidated Financial Statements
                               For the Years Ended
                           September 30, 2000 and 1999


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                            PAGE
                                                                            ----

Independent Auditor's Report.................................................F-2

Consolidated Balance Sheet - September 30, 2000..............................F-3

Consolidated Statements of Operations - For the Years
         Ended September 30, 2000 and 1999...................................F-4

Consolidated Statements of Stockholders' Equity - For the Years
         Ended September 30, 2000 and 1999...................................F-5

Consolidated Statements of Cash Flows - For the Years
         Ended September 30, 2000 and 1999...................................F-6

Notes to Consolidated Financial Statements...................................F-8

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors
Medical Dynamics, Inc.
Englewood, Colorado

We have audited the accompanying consolidated balance sheet of Medical Dynamics, Inc. and subsidiaries (the "Company") as of September 30, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended September 30, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medical Dynamics, Inc. and subsidiaries as of September 30, 2000, and the results of their operations and their cash flows for the years ended September 30, 2000 and 1999, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ HEIN + ASSOCIATES LLP
-------------------------
HEIN + ASSOCIATES LLP

Denver, Colorado
November 30, 2000


                           MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                                 CONSOLIDATED BALANCE SHEET
                                     SEPTEMBER 30, 2000

                                           ASSETS
                                           ------
CURRENT ASSETS:
    Cash and equivalents                                                          $    330,800
    Trade receivables, less allowance for doubtful accounts of $19,600                  43,300
    Inventories                                                                          2,500
    Prepaid expenses and other                                                             700
                                                                                  ------------
             Total current assets                                                      377,300
                                                                                  ------------

SOFTWARE DEVELOPMENT AND SUPPORT:
    Software development costs, net of accumulated amortization of $1,321,800        1,948,200
    Technical support contracts, net of accumulated amortization of $890,700           593,800
                                                                                  ------------
             Total software development and support                                  2,542,000
                                                                                  ------------
PROPERTY AND EQUIPMENT:
    Demonstration equipment                                                            143,000
    Machinery and equipment                                                            606,100
    Furniture and fixtures                                                             235,600
    Leasehold improvements                                                              54,500
                                                                                  ------------
                                                                                     1,039,200
    Less accumulated depreciation and amortization                                    (753,900)
                                                                                  ------------
         Property and equipment, net                                                   285,300
                                                                                  ------------

OTHER ASSETS:
         Goodwill, net of accumulated amortization of $225,500                       1,050,600
         Deposits and other                                                             42,500
                                                                                  ------------
             Total other assets                                                      1,093,100
                                                                                  ------------

TOTAL ASSETS                                                                      $  4,297,700
                                                                                  ============

                            LIABILITIES AND STOCKHOLDERS' EQUITY
                            ------------------------------------

CURRENT LIABILITIES:
    Current maturities of notes payable                                           $  2,002,200
    Accounts payable and accrued expenses                                              665,900
    Unearned revenue                                                                   269,800
                                                                                  ------------
             Total current liabilities                                               2,937,900
                                                                                  ------------

NOTES PAYABLE, net of current portion                                                  135,900


STOCKHOLDERS' EQUITY:

    Preferred stock, $.001 par value; authorized 5,000,000 shares; none issued            --
    Common stock, $.001 par value; authorized 30,000,000 shares, issued and
        outstanding 13,229,206 shares                                                   13,200
    Additional paid-in capital                                                      28,353,200
    Accumulated deficit                                                            (27,142,500)
                                                                                  ------------
             Total stockholders' equity                                              1,223,900
                                                                                  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $  4,297,700
                                                                                  ============

             See accompanying notes to these consolidated financial statements.

                                             F-3


                     MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                        FOR THE YEARS ENDED
                                                            SEPTEMBER 30,
                                                    ----------------------------
                                                        2000            1999
                                                    ------------    ------------
NET SALES:
    Dental products:
         Software, training, and installation       $    796,300    $  3,809,700
         Equipment                                       222,200       4,495,900
         Support services                              2,669,500       2,522,400
    Medical products                                      11,300         130,700
                                                    ------------    ------------
                                                       3,699,300      10,958,700
                                                    ------------    ------------
COST OF SALES:
    Dental products:
         Software, training, and installation            616,200       1,133,000
         Equipment                                       365,400       4,015,300
         Support services                                679,100         924,700
    Medical products                                      54,500          34,600
                                                    ------------    ------------
                                                       1,715,200       6,107,600
                                                    ------------    ------------

GROSS PROFIT                                           1,984,100       4,851,100
                                                    ------------    ------------

OPERATING EXPENSES:
    Selling and marketing                                608,000       3,679,800
    General and administrative                         2,945,500       4,983,300
    Stock-based compensation                              24,400          49,600
    Research and development                                --             2,900
    Impairment of goodwill                                  --           655,200
                                                    ------------    ------------
         Total operating expenses                      3,577,900       9,370,800
                                                    ------------    ------------

OPERATING LOSS                                        (1,593,800)     (4,519,700)

OTHER INCOME (EXPENSE):
    Other income                                           3,800          44,900
    Interest income                                       14,300          13,500
    Interest expense                                    (375,700)       (650,000)
    Loss on Command settlement                              --          (286,800)
                                                    ------------    ------------
                                                        (357,600)       (878,400)
                                                    ------------    ------------

NET LOSS                                            $ (1,951,400)   $ (5,398,100)
                                                    ============    ============

BASIC AND DILUTED LOSS PER COMMON SHARE             $       (.15)   $       (.52)
                                                    ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING         13,087,200      10,312,700
                                                    ============    ============


       See accompanying notes to these consolidated financial statements.

                                      F-4


                                   MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                               FOR THE YEARS ENDED SEPTEMBER 30, 2000 AND 1999


                                                                                    COMMON STOCK          Additional
                                                                              ------------------------     Paid-in
                                                                               Shares        Amount        Capital
                                                                              ---------   ------------   -----------
BALANCE, October 1, 1998                                                     10,034,500   $     10,000   $ 25,246,900

    Conversion of debentures to common stock:
        Principal, net of discount                                            1,144,900          1,200      1,142,200
        Accrued interest                                                        101,300            100        125,900
    Fair value of warrants issued for debt discount and issuance costs             --             --          299,400
    Proceeds from exercise of options                                            98,000            100        141,400
    Proceeds from sale of common stock, net of offering costs of $32,900        523,800            500        766,600
    Additional shares issued pursuant to terms of agreement                     311,800            300           (300)
    Attribution of compensation under stock options and warrants:
        Employee                                                                   --             --           32,100
        Non-employee                                                               --             --           17,500
    Net loss                                                                       --             --             --
                                                                           ------------   ------------   ------------

BALANCE, September 30, 1999                                                  12,214,300         12,200     27,771,700

    Conversion of debentures to common stock:
        Principal, net of discount                                              729,340            720        372,980
    Proceeds from exercise of options                                           207,700            200        184,200
    Additional shares issued pursuant to terms of agreement                      77,866             80            (80)
    Attribution of compensation under stock options and warrants:
        Non-employee                                                               --             --           24,400
    Net loss                                                                       --             --             --
                                                                           ------------   ------------   ------------

BALANCE, September 30, 2000                                                  13,229,206   $     13,200   $ 28,353,200
                                                                           ============   ============   ============


Table continues on following page.

                           See accompanying notes to these consolidated financial statements.

                                                         F-5


                                 MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             FOR THE YEARS ENDED SEPTEMBER 30, 2000 AND 1999
                                               (Continued)


                                                                            Accumulated
                                                                              Deficit         Total
                                                                            ------------   ------------
BALANCE, October 1, 1998                                                   $(19,793,000)   $  5,463,900

    Conversion of debentures to common stock:
        Principal, net of discount                                                 --         1,143,400
        Accrued interest                                                           --           126,000
    Fair value of warrants issued for debt discount and issuance costs             --           299,400
    Proceeds from exercise of options                                              --           141,500
    Proceeds from sale of common stock, net of offering costs of $32,900           --           767,100
    Additional shares issued pursuant to terms of agreement                        --              --
    Attribution of compensation under stock options and warrants:
        Employee                                                                   --            32,100
        Non-employee                                                               --            17,500
    Net loss                                                                 (5,398,100)     (5,398,100)
                                                                           ------------    ------------

BALANCE, September 30, 1999                                                 (25,191,100)      2,592,800

    Conversion of debentures to common stock:
        Principal, net of discount                                                 --           373,700
    Proceeds from exercise of options                                              --           184,400
    Additional shares issued pursuant to terms of agreement                        --              --
    Attribution of compensation under stock options and warrants:
        Non-employee                                                               --            24,400
    Net loss                                                                 (1,951,400)     (1,951,400)
                                                                           ------------    ------------

BALANCE, September 30, 2000                                                $(27,142,500)   $  1,223,900
                                                                           ============    ============


                   See accompanying notes to these consolidated financial statements.

                                               F-5(Con't)



                              MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                              FOR THE YEARS ENDED
                                                                                  SEPTEMBER 30,
                                                                           --------------------------
                                                                               2000          1999
                                                                           -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                               $(1,951,400)   $(5,398,100)
    Adjustments to reconcile net loss to net cash used in
       operating activities:
             Common stock options granted for compensation
               and other services                                               24,400         49,600
             Depreciation expense                                              135,900        191,800
             Amortization of intangible assets                                 887,900        937,000
             Amortization of debt discount and issuance costs                  123,000        446,500
             Conversion of accrued interest on debentures to common stock         --          126,000
             Bad debt expense                                                     --           82,300
             Impairment of goodwill                                               --          655,200
             Loss on disposal of Command, less cash received                      --          279,500
             Provision for obsolete and slow-moving inventories                   --           23,700
             Other                                                                --          (23,200)
             Changes in operating assets and liabilities, net of
                 effects of acquisitions:
                   Decrease (increase) in:
                      Trade receivables                                        211,100        454,000
                      Inventories                                              186,700        621,700
                      Prepaid expenses and other                                22,700         13,100
                   Increase (decrease) in:
                      Accounts payable and accrued expenses                   (453,700)       263,500
                      Unearned revenue                                         (98,700)        (1,600)
                                                                           -----------    -----------
             Net cash used in operating activities                            (912,100)    (1,279,000)
                                                                           -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Decrease in restricted cash                                                   --           50,000
    Software development costs                                                 (68,200)      (229,100)
    Purchase of property and equipment                                            --          (85,800)
                                                                           -----------    -----------
             Net cash used in investing activities                             (68,200)      (264,900)
                                                                           -----------    -----------


                See accompanying notes to these consolidated financial statements.

                                              F-6

                         MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       (Continued)

                                                                    FOR THE YEARS ENDED
                                                                       SEPTEMBER 30,
                                                                --------------------------
                                                                    2000          1999
                                                                -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal payments on notes payable                             (353,300)    (453,900)
    Payment of debt issue costs                                         --        (90,900)
    Proceeds from issuance of common stock                              --        767,100
    Proceeds from exercise of common stock options                   184,400      141,500
    Proceeds from issuance of convertible debentures                    --        400,000
    Proceeds from shareholder loan                                      --        400,000
    Proceeds from short-term borrowings                            1,300,000    5,991,500
    Repayment of short-term borrowings                                  --     (5,984,500)
                                                                ------------   ----------
             Net cash provided by financing activities             1,131,100    1,170,800
                                                                ------------   ----------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                      150,800     (373,100)


CASH AND EQUIVALENTS, beginning of year                              180,000      553,100
                                                                ------------   ----------

CASH AND EQUIVALENTS, end of year                               $    330,800   $  180,000
                                                                ============   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION -
    Cash paid for interest                                      $    161,900   $  100,500
                                                                ============   ==========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
    Conversion of accounts payable to debt                      $       --     $  118,600
                                                                ============   ==========
    Conversion of debentures to common stock, net of discount   $    373,700   $1,143,400
                                                                ============   ==========
    Conversion of accrued interest to notes payable             $       --     $    9,200
                                                                ============   ==========
    Fair value of warrants issued for debt discount             $       --     $   40,000
                                                                ============   ==========
    Debt issuance costs incurred for convertible debentures     $       --     $  259,400
                                                                ============   ==========


           See accompanying notes to these consolidated financial statements.

                                          F-7

                     MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.     SIGNIFICANT ACCOUNTING POLICIES:
       -------------------------------

       Nature of Business Operations - Medical Dynamics, Inc. (the "Company") is engaged in the development and marketing of practice management software and related products for the dental profession. The Company's principal products are practice management software, patient education systems, digital x-ray systems and a wide variety of ancillary products utilized by the dental profession.

       Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Computer Age Dentist, Inc. (CADI), Information Presentation Systems, Inc.
       (IPS) and DOM, Inc., d/b/a Command Dental Systems (Command). All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.


       Use of Estimates - The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The actual results could differ from those estimates.

       The Company's consolidated financial statements are based on a number of estimates, including the allowance for doubtful accounts, the provision for obsolete and slow-moving inventories, the selection of estimated useful lives of intangible assets and property and equipment, realization of long-lived assets, assumptions affecting the valuation of common stock issued in business combinations, and stock options and warrants granted to non-employees. It is reasonably possible that estimates affecting the provision for obsolete and slow-moving inventories and realization of long-lived assets will change in the forthcoming year and such revisions could be material.

       Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At September 30, 2000, cash equivalents include a mutual fund that invests in money market instruments.

       Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of miscellaneous computer hardware.

       Property and Equipment - Property and equipment is stated at cost. Depreciation is computed principally by the straight-line method over the following estimated useful lives:

                                                     Years
                                                    -------

             Demonstration equipment                   3
             Machinery and equipment                 3 - 10
             Furniture and fixtures                  3 - 10


       Leasehold improvements are amortized over the lesser of the life of the lease or the estimated useful life of the improvement.

                     MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       Software Development Costs - The Company capitalizes costs of producing software to be sold, leased, or otherwise marketed, incurred subsequent to establishing technological feasibility in accordance with Statement of Financial Accounting Standards No. 86.

       Amortization of capitalized software development costs is computed on a product-by-product basis. The annual amortization is the greater of the amount computed using the ratio of current gross revenue for a product to the total of current and anticipated future gross revenue for that product or the straight-line method, not to exceed 7 years. In addition, management periodically compares the unamortized capitalized costs for each product to the net realizable value of that product. If the unamortized capitalized costs exceed the net realizable value, the excess will be charged to operations.

       The total amount charged to expense in the statements of operations for amortization of capitalized software costs was $465,700 and $446,100 for the years ended September 30, 2000 and 1999, respectively, and is included in cost of sales.

       Costs incurred in researching, designing and planning for the development of new software are classified as research and development expenses and are charged to operations as incurred.

       Other Intangible Assets - Other intangible assets are stated at cost and are amortized utilizing the straight-line method over the following estimated useful lives:

                                                    Years
                                                   -------

          Technical support contracts                 5
          Goodwill                                    15
          Non-compete agreements                      5
          Patents and trademarks                    3 - 10


       Debt Issuance Costs - Debt issuance costs are amortized using the interest method over the term of the related debt.

       Impairment of Long-Lived Assets - Management of the Company assesses impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the net carrying value exceeds the net cash flows, then impairment will be recognized to reduce the carrying value to the estimated fair value. During the year ended September 30, 1999, management determined that certain goodwill was impaired due to the closing of certain regional operations, and recorded a loss on impairment of $655,200. No loss on impairment was recorded during the year ended September 30, 2000.

       Research and Development - Research and development costs are charged to operations in the period incurred.

       Advertising - Advertising costs are expensed the first time the advertisement is run. Total advertising costs charged to operations amounted to $74,200 and $503,400 for the years ended September 30, 2000 and 1999, respectively.

                     MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       Earnings Per Share - Net loss per common share is presented in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share. SFAS No. 128 replaces the presentation of primary and fully diluted earnings per share (EPS), with a presentation of basic EPS and diluted EPS. Under SFAS No. 128, basic EPS excludes dilution for potential common shares and is computed by dividing the net loss by the weighted average number of common shares outstanding for the year. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and resulted in the issuance of common stock. Basic and diluted EPS are the same in 1999 and 2000 as all potential common shares were antidilutive.

       Income Taxes - The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates.

       Revenue Recognition - The Company recognizes sales when finished goods are shipped to a customer. Revenue from the sale of the Company's proprietary software is recognized when the software is delivered and the Company has substantially performed all material obligations relating to the sale agreement and collectibility is deemed probable by management. Revenue from software services is recognized ratably over the contractual period or as the services are performed.

       Unearned revenue primarily represents payments received on deferred maintenance contracts that has not been earned. The amounts are amortized into revenue on a monthly basis using the straight-line method over the life of the contracts.

       Costs for maintenance and customer support are charged to expense when the related revenue is recognized or when those costs are incurred, whichever occurs first.

       Stock-Based Compensation - The Company accounts for stock-based compensation for employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the quoted market price of the Company's common stock at the measurement date (generally, the date of grant) over the amount an employee must pay to acquire the stock.

       In October 1995, the Financial Accounting Standards Board issued a new statement titled Accounting for Stock-Based Compensation (SFAS No. 123). SFAS No. 123 requires that options, warrants, and similar instruments which are granted to non-employees for goods and services be recorded at fair value on the grant date. Fair value is generally determined under an option pricing model using the criteria set forth in SFAS No. 123. The Company did not adopt SFAS No. 123 to account for stock-based compensation for employees but is subject to the pro forma disclosure requirements.

       Segment Disclosures - Operating segments are components of a company about which separate financial information is available that is evaluated regularly by the chief operating decisionmaker in deciding how to

                     MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       allocate resources and in assessing performance. The only material segment that the Company is currently engaged in is the dental products segment. Accordingly, the accompanying financial statements do not include disclosures for the immaterial medical products segment.


2.     LIQUIDITY:
       ---------

       Through September 30, 2000, the Company has incurred substantial operating losses and negative cash flows from operations. The Company's future viability depends on its ability to increase sales, curtail expenditures and become profitable.

       As discussed further in Note 8, the Company entered into an agreement to be acquired, was successful in obtaining additional debt financing of $250,000 in October 2000 and extended payments terms on certain notes payable. However, management believes additional capital is necessary to fund existing working capital requirements. The Company's ability to continue as a going concern is dependent on completing the acquisition, or raising additional capital.


3.     LONG-TERM LIABILITIES:
       ---------------------

       Convertible Debentures - In October 1997, the Company issued convertible debentures totaling $1,100,000. The conversion price is equal to the average of the two lowest closing bid prices of the Company's common stock as reported by NASDAQ during the 60 trading days preceding the conversion date. The Company received net proceeds of $986,000 from the debentures, after paying all costs related to the issuance. Through September 30, 1998, the holder had converted $660,000 of debentures to 315,700 shares of common stock. In October 1998, the holder converted the remaining $440,000 of debentures to 234,667 shares of common stock.

       The Company also granted the debenture holder a warrant to purchase 84,615 shares of the Company's common stock. The warrant is exercisable until October 31, 2000 at an exercise price of $3.38. The estimated fair value of this warrant of $120,000 was accounted for as a discount on the convertible debentures. During 1999, these warrants were canceled.

       In July 1998, the Company issued additional convertible debentures totaling $1,100,000. The conversion price is equal to the average of the two lowest closing bid prices of the Company's common stock as reported by NASDAQ during the 60 trading days preceding the conversion date. The Company received net proceeds of $1,003,000 from the debentures, after paying all costs related to the issuance. Through September 30, 1999, the holder had converted $800,000 of debentures to 910,200 shares of common stock. In October 1999 and January 2000, the holder converted the remaining $300,000 of debentures to 575,273 shares of common stock.

       The Company also granted the Debenture holder a warrant to purchase 110,000 shares of the Company's common stock. The warrant is exercisable until July 31, 2003 at an exercise price of $2.58. The estimated fair value of this warrant of $100,000 was accounted for as a discount on the convertible debentures.

                     MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       In November 1998, the Company issued an additional $400,000 of convertible debentures with terms similar to the July 1998 issuance described above. The Company also agreed to issue an additional warrant for 40,000 shares exercisable until November 2003 at an exercise price of $2.58 per share. The estimated fair value of the warrants of $40,000 was accounted for as a discount on the convertible debenture.

       During fiscal 1999, the Company entered into amendments to modify certain terms and conditions of the debentures. The conversion price will be equal to 85% of the average of the two lowest closing bid prices over a 60-day period immediately preceding the date of conversion. As a result of the issuance of warrants in 1999 private placement, the exercise price of the outstanding warrants to acquire 150,000 shares at $2.58 per share was decreased to $1.832. As a result of the amendments, additional debt issuance costs of approximately $260,000 were recorded.

       In January 2000, the holder converted $102,600 of debentures to 154,067 shares of common stock. The debenture holder attempted to convert all remaining 1998 debentures but was precluded from doing so due to a provision under which a maximum of 1,880,000 total shares can be issued to the debenture holder. As a result, the balance of $297,400 of debentures were unable to be converted and this amount is now due on demand. In addition, the Company was required to pay a premium of 15% of the demand note to the debenture holder. This amount totaling approximately $44,000 is included in accrued expenses as of September 30, 2000.

       Notes Payable - At September 30, 2000, long-term debt consists of the following:

          Notes payable to InfoCure:
            Interest at 12%, due September 2001 or upon sale of
            the Company, collateralized by substantially all of
            the Company's assets                                     $1,300,000

          Note payable to shareholder (former debenture holder):
            Interest at 8%, due on demand, unsecured                    297,400

          Notes payable to former shareholders of CADI:
            Interest at 12%, due September 2001 or upon sale of the
            Company, subordinated to the note payable to InfoCure       126,700

          Notes payable to former owners of Command:
            Interest at 6%, due April 2003, unsecured                   240,200
            Discount for below-market interest, net of accumulated
            amortization of $21,110                                     (26,500)
                                                                     ----------
                Net                                                     213,700
                                                                     ----------

          Note payable to shareholder:
            Interest at 12%, due September 2001 or upon sale of the
            Company, collateralized by substantially all of the
            Company's assets, subordinated to the note payable
            to InfoCure                                                 200,300
                                                                     ----------

                Total notes payable                                   2,138,100

            Less current maturities                                  (2,002,200)
                                                                     ----------

                Notes payable, less current maturities               $  135,900
                                                                     ==========

                     MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       The effective interest rate on the debt incurred under the notes payable to the former owners of CADI and Command was 15% to 16%.

       As of September 30, 2000, aggregate maturities of notes payable are as follows:

       Year Ending September 30,       Principal      Discount         Net
       -------------------------       ----------     ---------     ----------

        2001                           $2,018,000      $15,900      $2,002,100
        2002                              100,200        9,100         91,100
        2003                               46,400        1,500         44,900
                                       ----------     ---------     ----------

           Total                       $2,164,600      $26,500      $2,138,100
                                       ==========      =======      ==========


4.     STOCKHOLDERS' EQUITY:
       ---------------------

       In March 1999, an unaffiliated entity purchased 523,800 shares of the Company's common stock for $800,000. In addition, the Company agreed to issue additional shares to this entity at various determination dates which are intended to compensate the entity for one-third of any decrease in the market price of the Company's stock. As of September 30, 2000, the Company has issued an additional 389,666 shares under this agreement. The Company has no further obligations under the agreement.

       Stock Option Plan - The Company has two stock option plans under which incentive and non-qualified stock options may be granted to officers, directors, employees, and consultants. Incentive stock options are required to have an exercise price which is not less than the fair market value of the stock at the date of grant. Under the first plan which was approved by shareholders in October 1988, an aggregate of 1,000,000 shares were reserved for issuance pursuant to the terms of the plan. Under the second plan which was approved by shareholders in June 1998, an

                     MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       aggregate of 1,500,000 shares were reserved for issuance pursuant to the terms of the plan. The maximum term is 10 years for options granted under both plans. Activity in the 1988 and 1998 stock option plans for the years ended September 30, 2000 and 1999 is as follows:

                                                      1998 Plan                    1998 Plan
                                              --------------------------  -------------------------
                                                            Weighted                   Weighted
                                                             Average                    Average
                                              Number of   Exercise Price  Number of  Exercise Price
                                               Shares       Per Share       Shares     Per Share
                                              ---------     ---------     ---------    ---------
         Outstanding, October 1, 1998            57,200     $   1.74          --       $   --
               Granted                             --            --        234,800          .93
               Exercised                           --            --           --           --
               Cancled                           (5,000)        3.00          --           --
                                              ---------                   --------
         Outstanding, September 30, 1999         52,200         1.61       234,800          .93
               Granted                             --            --         40,000         1.81
               Exercised                           --            --       (207,700)         .89
               Canceled                            --            --        (44,100)        1.64
                                              ---------                  ---------
         Outstanding, September 30, 2000         52,200     $   1.61        23,000     $   1.47
                                              =========                  =========


       Options available for future grant at September 30, 2000 totaled 1,225,200 shares under the 1998 plan. No shares were available for future grants under the 1988 plan.

       As of September 30, 2000, all options outstanding under the 1988 plan are vested and 23,000 are vested under the 1998 plan. If not previously exercised, options outstanding at September 30, 2000, will expire as follows:

                                         1988 Plan               1998 Plan
                                   ---------------------   ---------------------
                                   Number of    Exercise   Number of   Exercise
        Year Ending September 30,   Shares       Price      Shares       Price
        -------------------------  ---------   ---------   ---------   ---------

          2001                        37,200    $   1.38         --     $    --
          2002                        10,000        2.00         --          --
          2003                         5,000        2.63         --          --
          2004                         --            --       20,000        1.50
          2005                         --            --        3,000        1.25
                                   ---------               ---------

                                      52,200    $   1.61      23,000    $   1.47
                                   =========               =========

                     MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       Non-Qualified Stock Options and Warrants - The Company has also granted non-qualified stock options and warrants to officers, directors, employees, consultants, and lenders. The following is a summary of activity during the years ended September 30, 2000 and 1999:

                                                                    Weighted
                                                                     Average
                                                   Number of     Exercise Price
                                                    Shares          Per Share
                                                   ---------        ---------

        Outstanding, September 30, 1998            4,236,500        $   3.28

          Granted to:
             Employees                               610,800            3.04
             Consultants                             100,000            1.50
             Convertible debenture holders            40,000            2.58
          Canceled                                (1,468,700)           3.70
          Exercised                                  (98,000)           1.44
                                                   ---------

        Outstanding, September 30, 1999            3,420,600            2.99

           Granted                                      --               --
           Canceled                                 (161,000)           3.25
           Exercised                                    --               --
           Expired:
              Employees                             (160,900)           1.13
              Consultants                            (75,000)           4.50
                                                   ---------

        Outstanding, September 30, 2000            3,023,700            3.03
                                                   =========

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       If not previously exercised, non-qualified options and warrants expire as follows:

                                                             Weighted
                                                             Average
           Year Ending                      Number of        Exercise
           September 30,                      Shares          Price
           ------------                    ----------        --------

           2001                               182,000        $  1.73
           2001                               250,000           2.87
           2001                               115,000           3.75
           2002                                10,200           3.00
           2003                                52,000           1.50
           2003                               258,900           2.68
           2003                               274,800           3.84
           2004                               140,800           1.60
           2004                                40,000           2.58
           2005                             1,200,000           3.25
           2006                               500,000           3.25
                                           ----------

                                            3,023,700
                                           ==========


       At September 30, 2000, a total of 2,323,700 non-qualified stock options and warrants are vested. Unvested employee performance options were outstanding for 700,000 shares. These options vest when the Company achieves various revenue levels. The Company also has 20,000 options outstanding that vest at future dates. Vesting under most of these options can be accelerated if various performance targets are achieved.

       During the years ended September 30, 2000 and 1999, the Company recognized compensation expense of $0 and $32,100, respectively, related to employee performance options. The ultimate amount of compensation expense related to the employee performance options will be determined based on the market value of the Company's common stock on the date that the options vest.

       The fair value of options granted to non-employees in 1999 (no options were granted to non-employees in 2000) was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

            Expected volatility                      78.0%
            Risk-free interest rate                   6.0%
            Expected dividends                        0.0%
            Expected terms (in years)                  .7

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       For the years ended September 30, 2000 and 1999, options granted to non-employees resulted in the recognition of approximately $24,400 and $17,500, respectively, of compensation expense.

       Pro Forma Stock-Based Compensation Disclosures - The Company applies APB Opinion 25 and related interpretations in accounting for stock options which are granted to employees. Accordingly, no compensation cost is recognized for grants of options to employees if the exercise prices were not less than the market value of the Company's common stock on the measurement dates. Had compensation cost been determined based on the fair value at the measurement dates consistent with the method of SFAS No. 123, the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below.

                                                  Years Ended September 30,
                                              --------------------------------
                                                   2000              1999
                                              --------------    --------------
             Net loss:
                   As reported                $   (1,951,400)   $   (5,398,100)
                   Pro forma                      (1,992,600)       (6,739,100
             Net loss per common share:
                   As reported                $         (.15)   $         (.52)
                   Pro forma                            (.15)             (.65)


       For purposes of the above pro forma amounts, the weighted average fair value of options granted to employees for the years ended September 30, 2000 and 1999 was $1.25 and $1.00, respectively. The fair value of each employee option granted in 2000 and 1999 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                 Years Ended September 30,
                                                --------------------------
                                                  2000              1999
                                                --------          --------
             Expected volatility                 100.8%             81.0%
             Risk-free interest rate               6.0%              6.0%
             Expected dividends                    0.0%              0.0%
             Expected terms (in years)             5.0               4.5

                     MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.     INCOME TAXES:
       ------------

       The amounts which give rise to the net deferred tax asset at September 30, 2000, are as follows:

          Net operating loss carryforwards                        $  8,497,000
          Compensation expense related to stock options                109,000
          Research and development tax credit carryforwards             20,000
          Other                                                        137,000
                                                                  ------------
          Total Deferred Tax Assets                                  8,763,000

          Valuation Allowance                                       (8,763,000)
                                                                  ------------

                                                                  $       --
                                                                  ============


       Management has determined that a valuation allowance equal to the deferred tax assets is required since it is more likely than not that the benefits of these assets will not be realized. The valuation allowance decreased by approximately $175,000 and increased by approximately $900,000 during the years ended September 30, 2000 and 1999, respectively.

       At September 30, 2000, the Company has approximately $22,879,000 of net operating loss carryforwards, and approximately $20,000 of research and development tax credit carryforwards, both of which expire in varying amounts from 2001 through 2020. Usage of the net operating loss carryforwards may be limited by Section 382 of the Internal Revenue Code.


6.     EMPLOYEE BENEFIT PLAN:
       ----------------------

       The Company maintains a defined contribution 401(k) plan which covers eligible employees as defined in the plan document. Matching contributions are at the discretion of the Company. For the years ended September 30, 2000 and 1999, matching contributions totaled approximately $8,800 and $11,000, respectively.


7.     COMMITMENTS AND CONTINGENCIES:
       -----------------------------

       License Agreement - The Company has various agreements to pay royalties to both a former officer and current directors of the Company. These royalties are based on the sales of specified products, some of which are no longer manufactured by the Company. In June 1987, the Company entered into a license agreement with its then CEO and Chairman relating to the use of certain technology invented and developed by the Chairman. In connection with the agreement, the Company agreed to pay royalties based on the greater of 2% of sales of products which relate to this technology or minimum annual royalties of $120,000.

                     MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       During 1997, the license agreement was amended to eliminate the minimum annual royalty and to provide for future royalties generally equal to 2% of sales of the products that relate to the technology. For the years ended September 30, 2000 and 1999, the Company did not incur any royalty expense related to this agreement. The license agreement may be terminated by the Chairman in certain circumstances and the rights to the patents may revert to him if commercial development of the related products does not occur within prescribed deadlines.

       Operating Leases - The Company conducts its operations from leased facilities and leases certain equipment. The terms of the facilities leases require the Company to pay all maintenance, utilities, property taxes and insurance. Rent expense has been recorded on a straight-line basis over the life of the lease. Following is a schedule of future minimum commitments under operating leases having an initial or remaining term of more than one year.

           Years Ending September 30,
           --------------------------

                   2001                             $   155,600
                   2002                                 108,000
                   2003                                   9,000
                                                    -----------

                                                    $   272,600
                                                    ===========


       Total rent expense was $321,500 and $430,400, net of sublease rentals received, for the years ended September 30, 2000 and 1999, respectively.

       Employment Agreements - The Company has employment agreements with two individuals who are officers or directors of the Company or CADI. As of September 30, 2000, the agreements were effective for a remaining period of two years with an annual aggregate compensation of $210,000.

       Contingencies - The Company may from time to time be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract incidental to the operations of its business. The Company is currently involved in some incidental litigation which it believes will not have a material adverse effect on its financial condition or results of operations. Management has created a legal reserve for this litigation which it believes is sufficient to cover these claims.

       During the year ended September 30, 1999, the Company settled litigation against the former principals of Command Dental Systems, a business acquired by the Company in April 1998, resulting in a loss of approximately $287,000.

                     MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8.     SUBSEQUENT EVENTS:
       ------------------

       In December 1999, the Company entered into an Agreement and Plan of Merger and Reorganization with InfoCure Corporation (InfoCure) wherein InfoCure will acquire 100% of the outstanding common stock of the Company in exchange for common and preferred shares of InfoCure. This agreement was amended in October 2000 and the Company anticipates closing the transaction during fiscal year 2001. If the agreement is breached by the Company, the Company may, pursuant to specific details outlined in the agreement, be responsible for reimbursement of InfoCure's costs and expenses incurred in connection with the agreement and payment of a $250,000 termination fee.

       In October 2000, InfoCure advanced the Company an additional $250,000 at an interest rate of 12% and extended the maturity of the entire indebtedness until September 30, 2001.